SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2017

AMMO, INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware	333-29295	30-0957912
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6401 E. Thomas Road, #106
Scottsdale, Arizona 85251
 (Address of principal executive offices)

480-947-0001
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMMO, INC.
Form 8-K
Current Report

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Appointment

On March 6, 2017, Mr. Ron Shostack ("Mr. Shostack") was appointed as Chief Financial Officer of the Corporation.  On March 6, 2017, Mr. Shostack accepted the appointment.

The biography for Mr. Shostack is set forth below:

Ron Shostack, 61
An accomplished financial executive, Ron brings 40 years of experience launching, building and selling multiple businesses in industries including financial services, manufacturing, eCommerce and web development. Ron served as the director of Strategic Planning for a $2 billion rollup in the personnel industry after building the largest PEO in Arizona with revenue of more than $200 million. He has experience with corporate turnarounds having purchased and rebuilt a failing healthcare collections company which he expanded to 350 collection employees then sold to a major financial services provider. Ron also brings strong CFO and audit experience to the company gained at a national accounting firm early in his career.
Family Relationships

There is no family relationship between Mr. Shostack and any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2017	AMMO, INC.

By: /s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer